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                                   EXHIBIT 5.1

                               OPINION RE LEGALITY

          [Letterhead of Witherspoon, Kelley, Davenport & Toole, P.S.]

                                December 19, 2006

Sterling Financial Corporation
111 North Wall Street
Spokane, WA 99201

Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Sterling Financial Corporation, a Washington corporation ("Sterling"), with the Securities and Exchange Commission on or about December 19, 2006 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 187,632 shares of Sterling's Common Stock, $1.00 par value per common share (the "Shares"), subject to the issuance by Sterling upon the exercise of stock options (the "Assumed Options") granted under the following equity plans: (1) the FirstBank NW Corp. 1998 Stock Option Plan; and (2) the Oregon Trail Financial Corp. 1998 Stock Option Plan (collectively, the "Plans") and assumed by Sterling pursuant to the terms of an Agreement and Plan of Merger dated as of June 4, 2006 (the "Merger Agreement") by and between Sterling and FirstBank NW Corp., a Washington corporation ("FirstBank NW").

     In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:

     1. Sterling's currently effective Amended and Restated Articles of Incorporation filed with the Washington Secretary of State on April 29, 2003 and Sterling's Articles of Amendment of Restated Articles of Incorporation as filed with the Washington Secretary of State on September 1, 2005;

     2.   Sterling's Amended and Restated Bylaws, as of May 24, 1999;

     3. the Registration Statement, together with the other exhibits filed as a part thereof or incorporated by reference therein;

     4.   the Prospectus prepared in connection with the Registration Statement;

     5.   the Merger Agreement;

     6. all actions, consents, and minutes of meetings of Sterling's Board of Directors in our possession, including the resolutions that were adopted at a meeting of Sterling's Board of Directors on June 4, 2006, approving the acquisition of First Bank NW;

     7.   the Plans; and

     8. a Management Certificate (the "Management Certificate") addressed to us and dated of even date herewith executed by Sterling containing certain factual and other representations, including representations as to the number of (i) issued and outstanding shares of capital stock, (ii) issued and outstanding options, warrants and rights to purchase capital stock, and (iii) any additional shares of capital stock reserved for future issuance in connection with stock option and purchase plans and all other plans, agreements or rights.

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to

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us as originals, the conformity to originals and completeness of all documents submitted to us as copies, and the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that any certificates representing the Shares have been, or when issued will be, properly signed by authorized officers of Sterling or their agents.

     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of Sterling to us, including but not limited to those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

     We are admitted to practice law in the State of Washington, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America and of the State of Washington.

     Based upon the foregoing, it is our opinion that the 187,632 Shares that may be issued and sold by Sterling upon the exercise of the Assumed Options, when issued, sold and delivered in accordance with the Plans, the applicable stock option grant and exercise agreements thereunder, and in the manner and for the consideration stated in the Registration Statement and the relevant Prospectus, will be validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion is intended solely for your use in connection with the above issuance and sale of the Shares subject to the Registration Statement and is not to be relied upon for any other purpose. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

                                        Very truly yours,


                                        /s/ Witherspoon, Kelley, Davenport &
                                            Toole, P.S.
                                        ----------------------------------------
                                        Witherspoon, Kelley, Davenport E. Toole,
                                        P.S.